UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2005

FIRST DEFIANCE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	0-26850 (Commission File No.)	34-1803915 (IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (419) 782-5015

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           (d)  On February 21, 2005, the Board of Directors of First Defiance Financial Corp. (“First Defiance”) increased the size of the Board from nine to eleven members. The Board then elected Dwaine I. Metzger and John L. Bookmyer to fill the newly created vacancies. A copy of the press release issued by First Defiance to announce the election of the new directors is attached hereto as Exhibit 99.

           Mr. Metzger was elected to serve until the 2006 annual meeting of shareholders. Pursuant to the Agreement and Plan of Merger dated August 4, 2004, by and among First Defiance, First Federal Bank of the Midwest, ComBanc, Inc. and The Commercial Bank, First Defiance agreed to select one director of The Commercial Bank to serve on the Board of Directors of First Defiance after the merger was completed. The merger was completed on January 21, 2005 and, at its February 21, 2005 meeting, the First Defiance Board chose Mr. Metzger to serve on First Defiance’s Board. Mr. Metzger has not been appointed to any committee of the Board.

           Mr. Bookmyer was elected to serve until the 2007 annual meeting of shareholders. Mr. Bookmyer has been appointed to the Audit Committee.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

           (c)        Exhibits.

Exhibit Number	Description

99	Press Release of First Defiance dated February 22, 2005.	Included herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.
FIRST DEFIANCE FINANCIAL CORP. By: /s/ John C. Wahl ———————————————————— John C. Wahl Executive Vice President/Chief Financial Officer

Date: February 23, 2005